EXHIBIT (23) (a)



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated February 8, l995 included in C.R. Bard, Inc.'s Form l0-K for the year ended December 3l, l994 and to all references to our Firm included in this registration statement.


                                   ARTHUR ANDERSEN LLP


Roseland, New Jersey
December l9, l995